UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 17, 2014

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	001-33067	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

Representatives of Selective Insurance Group, Inc. (the “Company”) will be making presentations and meeting with investors:  (i) on March 17, 2014 at the Sidoti & Company, LLC Eighteenth Annual Emerging Growth Research Institutional Investor Forum; and (ii) on March 18, 2014 at the New York Society of Security Analysts 18th Annual Insurance Conference (the “NYSSA Presentation”).  The NYSSA Presentation is being webcast by NYSSA TV Video Services and is accessible within the Investor Relations section of the Company’s website at www.selective.com.  The webcast will be available for replay on the Company’s website until April 17, 2014.  The information to be presented at the above-listed conferences was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 12, 2014, and available at www.sec.gov.  Supplemental financial information about the Company, which will be presented at the above-listed conferences, is attached hereto as Exhibit 99.1.

The information contained in this report on Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.  The Company makes no admission as to the materiality of any information in this report or the exhibits attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

99.1	Selective Insurance Group, Inc. First Quarter Investor Presentation Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: March 17, 2014	By:	/s/ Michael H. Lanza
Michael H. Lanza
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Selective Insurance Group, Inc. First Quarter Investor Presentation Update